AMENDMENT AGREEMENT

            THIS AMENDMENT AGREEMENT (the “Agreement”) is made and entered into this 25th day of January, 2016 (the “Effective Date”), by and between THE ALKALINE WATER COMPANY INC., a Nevada Corporation (the “Borrower”) and NEIL ROGERS

(the “Lender”).

RECITALS:

WHEREAS:

     A.        Pursuant to a Loan Agreement dated November 30, 2015 (the “Loan Agreement”), the Borrower borrowed from the Lender an aggregate of $750,000.00 (the “Loan”) as is evidenced by a Non-Negotiable Promissory Note dated November 30, 2015 (the “Note”);

     B.        The Borrower and the Lender wish to extend the maturity date of the Loan to March 31, 2016.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed:

            1.        Section 2 of the Loan Agreement be deleted in its entirety and replaced with the following:

“2. Term. All sums due and payable under the Loan Agreement shall be paid by the Borrower to the Lender on or before March 31, 2016.”

            2.        Section 1 of the Note be deleted in its entirety and replaced with the following:

“1. Term. All outstanding principal and interest shall be due and payable on or before March 31, 2016.”

            3.        Governing Law; Jurisdiction and Venue. This Agreement and the rights and obligation of the parties hereunder and there under shall be construed in accordance with and be governed by the law of the State of Nevada, without regard to principles of conflicts of laws. Any legal action or proceeding against the Borrower with respect to this Agreement may be brought in the courts of the State of Arizona located in Maricopa County or in the United States Federal courts located in Maricopa County, and, by execution and delivery of this Agreement, each of the Borrower and the Lender hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

            4.        Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

            5.        Amendment or Waiver. This Agreement may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Lender and the Borrower.

            6.        Effect of Amendments. Except as amended hereby, the Parties agree that the Loan Agreement and the Note each continue to be binding, unchanged, and in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written.

THE LENDER:

/s/ Neil Rogers
Neil Rogers

THE BORROWER:

The Alkaline Water Company Inc.

By: /s/ Richard A. Wright
Its: Vice-President, Secretary, Treasurer and
Director